UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2014

ClearOne, Inc.
(Exact name of registrant as specified in its charter)

Utah	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500, Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 12, 2014, ClearOne, Inc. held its 2014 Annual Meeting of Shareholders at which ClearOne’s shareholders voted on the five proposals listed below. The final voting results with respect to each proposal are also set forth below. As of October 29, 2014, the record date for the meeting, there were 9,139,415 shares of common stock were issued and outstanding.

1.	Election of Directors: All four directors were re-elected to serve a term expiring at the 2015 Annual Meeting of Shareholders of the Company.

Nominee	Votes For	Votes withheld (1)	Broker Non-Votes
Brad R. Baldwin	3,666,396	1,879,402	1,396,768
Zeynep Hakimoglu	3,675,001	1,870,797	1,396,768
Larry R. Hendricks	3,671,555	1,874,243	1,396,768
Scott M. Huntsman	3,670,303	1,875,495	1,396,768

2.	Ratification of the appointment of McGladrey, LLP as ClearOne’s independent public accountants: Our shareholders ratified the appointment of McGladrey, LLP as our independent public accountants.

Votes for	Votes against (1)	Votes abstained	Broker Non-votes
5,263,527	1,635,731	43,308	0

3.	Advisory vote on the compensation of our named executive officers: Our shareholders approved the compensation of our named executive officers.

Votes for	Votes against (1)	Votes abstained	Broker Non-votes
3,566,153	1,922,796	56,849	1,396,768

4.	Amendment and restatement of 2007 Equity Incentive Plan: Our shareholders approved the amendment and restatement of our 2007 Equity Incentive Plan.

Votes for	Votes against (1)	Votes abstained	Broker Non-votes
3,439,674	2,076,572	29,552	1,396,768

5.	Approval the ClearOne, Inc. Employee Stock Purchase Plan: Our shareholders approved the ClearOne, Inc. Employee Stock Purchase Plan.

Votes for	Votes against (1)	Votes abstained	Broker Non-votes
4,369,506	1,151,561	24,631	1,396,768

Note (1) : Votes withheld and votes against did not include 1,333,642 control shares held by a group which were excluded as being ineligible to vote pursuant to the provisions of Utah Control Shares Acquisitions Act approved by ClearOne shareholders on December 3, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: December 18, 2014	By:	/s/ Narsi Narayanan
Narsi Narayanan
Senior Vice President of Finance